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                                                                      EXHIBIT 24




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K into the following Registration Statements of Lafarge Corporation previously filed with the Securities and Exchange Commission: (i) Registration Statement on Form S-8, File No. 2-92414,
(ii) Registration Statement on Form S-8, File No. 33-9813, (iii) Registration Statement on Form S-8, File No. 33-32645, (iv) Registration Statement on Form S-3, File No. 33-32644 (which also constitutes Post- Effective Amendment No. 6 to Registration Statement on Form S-1, File No. 2-82548), (v) Registration Statement on Form S-8, File No. 33-20865, (vi) Registration Statement on Form S-3, File No. 33-46093 (which also constitutes Post-Effective Amendment No. 7 of Registration Statement on Form S-1, File No. 2-82548), and (vii) Registration Statement on Form S-8, File No. 33-51873.



                                               ARTHUR ANDERSEN LLP



Washington, D.C.
March 29, 1995